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Exhibit 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 55690) of Powergen plc of our report dated May 31, 2002, relating to the financial statements and supplemental schedule of the Western Kentucky Energy Corp. Bargaining Employees' Savings Plan as of and for the year ended December 31, 2001 which appear in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Louisville, Kentucky
June 26, 2002

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  Exhibit 23.01
CONSENT OF INDEPENDENT ACCOUNTANTS